Exhibit (17)(a)

JOHN HANCOCK COMVEST PRIVATE INCOME FUND
360 S. ROSEMARY AVENUE, SUITE 1700
WEST PALM BEACH, FLORIDA 33401
ATTN: VICE PRESIDENT
VOTE IN PERSON
You may attend the special meeting held on August 27, 2026 at the offices of Fund at 360 S. Rosemary Avenue, Suite 1700, West Palm Beach, Florida 33401 at 2:00 P.M. Eastern Time and vote during the special meeting.
VOTE BY PHONE – (561) 727-2000
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 26, 2026. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to John Hancock Comvest Private Income Fund, Attn: Vice President, 360 S. Rosemary Avenue, Suite 1700, West Palm Beach, Florida 33401.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN HANCOCK COMVEST PRIVATE INCOME FUND
All members of the Board of Trustees who considered the following proposal recommend you vote FOR the following proposal:

For
Against
Abstain

1.

To approve the Agreement and Plan of Merger, dated as of June 22, 2026, by and among the John Hancock Comvest Private Income Fund (“CVEST”), Manulife Private Credit Fund, John Hancock Comvest Merger Sub, LLC, and, for the limited purposes set forth therein, Comvest Credit Managers, LLC and Manulife Investment Management Private Markets (US) LLC, and the transactions contemplated thereby, with CVEST continuing as the surviving company, as more particularly described in the joint proxy statement/prospectus.

☐
☐
☐
Yes
No

Please indicate if you plan to attend this meeting.

☐
☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature (PLEASE SIGN WITHIN BOX)
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available on the U.S. Securities and Exchange Commission website at www.sec.gov or on our website at www.jhinvestments.com.
PROXY
JOHN HANCOCK COMVEST PRIVATE INCOME FUND
Special Meeting of Shareholders to be held on August 27, 2026
This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby constitutes and appoints Michael Altschuler and Jack Neff, and each of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all Common Shares of John Hancock Comvest Private Income Fund held of record by the undersigned at the close of business on August 10, 2026 that the undersigned is/are entitled to vote if present at the Special Meeting of Shareholders to be held at 360 S. Rosemary Avenue, Suite 1700, West Palm Beach, Florida 33401 at 2:00 P.M. Eastern Time, on August 27, 2026 and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Special Meeting of Shareholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting of Shareholders and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PROXY ENVELOPE.

Continued and to be signed on reverse side